PURCHASE AND SALE AGREEMENT


      THIS AGREEMENT is made as of the 30th day of May, 1997, between THE COMMUNITY CENTER FUND III L.P., a Delaware limited partnership ("Community"), and MIDLAND HYDE PARK PARTNERS, L.P., a Missouri limited partnership
("Midland"), and REGENCY RETAIL CENTERS OF OHIO, INC., an Ohio corporation ("Buyer").

                                  Background

      Community and Midland are the only partners of Hyde Park Partners, an Ohio general partnership ("Hyde Park"). Community owns a sixty-five percent (65%) Percentage Interest in Hyde Park, and Midland owns a thirty-five percent (35%) Percentage Interest in Hyde Park. Hyde Park owns a shopping center in Cincinnati, Ohio, commonly known as and which will be referred to herein as "Hyde Park Plaza," or the "Shopping Center." The Shopping Center contains approximately 374,537 square feet of leasable store area on approximately 29.5 acres of land.

      Buyer intends to acquire all of the interest of Community and substantially all of the interest of Midland in Hyde Park. Buyer and Midland will then convert Hyde Park into an Ohio limited partnership. Midland will thereupon exchange all of its remaining interest as a general partner of Hyde Park (except a one percent [1.0%] general partnership interest) for limited partnership units in such limited partnership; and Buyer will become the managing general partner of such limited partnership.

      NOW,  THEREFORE,  in consideration of the mutual  agreements  herein,  and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, Community, Midland and Buyer agree as follows:

                                1.  DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

    1.1   Agreement means this agreement as it may be amended from time to time.

      1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

      1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit .

    1.4   Buyer means Regency Retail Centers of Ohio, Inc., an Ohio corporation.

      1.5 Buy-Sell Agreement means the Buy-Sell Agreement to be executed by Midland and the Limited Partnership at Closing in the form attached as Exhibit .


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      1.6 Closing means  generally the execution and delivery of those documents and funds necessary to effect the transactions contemplated hereby.

      1.7   Closing Date means June 3, 1997.

      1.8 Contracts means all service contracts and agreements affecting or pursuant to which persons furnish services to or for the benefit of the Property or enumerated on Exhibit 1.8 attached hereto.

      1.9   Day means a calendar day, whether or not the term is capitalized.

      1.10 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent under Section of this Agreement, together with all interest earned thereon, if any.

      1.11 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, or (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material which does not comply with or violates any Environmental Law or other order of a governmental authority which has exercised jurisdiction in connection with an Environmental Claim.

      1.12 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of the indoor or outdoor environment and health and safety therein, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss.ss.9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC ss.ss.6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC ss.ss.1251 et seq., Clean Air Act of 1966, as amended, 42 USC ss.ss.7401 et seq., Toxic Substances Control Act of 1976, 15 USC ss.ss.2601 et seq., Hazardous Materials Transportation Act, 49 USC App. ss.ss.1801, Occupational Safety and Health Act of 1970, as amended, 29 USC ss.ss.651 et seq., Oil Pollution Act of 1990, 33 USC ss.ss.2701 et seq., Emergency Planning and Community Right- to-Know Act of 1986, 42 USC App. ss.ss.11001 et seq., National Environmental Policy Act of 1969, 42 USC ss.ss.4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC

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ss.ss.300(f)  et seq.,  and any  similar,  implementing  or  successor  law, any amendment, rule, regulation, order or directive, issued thereunder.

      1.13  Escrow  Agent  means  First   American  Title   Insurance   Company,
Jacksonville office, whose address is 255 North Liberty Street, Jacksonville, Florida 32202 (Fax 904/354- 5980) or any successor Escrow Agent.

      1.14 General Partnership means Hyde Park Partners, an Ohio general partnership organized pursuant to the Partnership Agreement, prior to its reorganization as a limited partnership pursuant to the Limited Partnership
Agreement. The term "Hyde Park" when used herein refers to the General Partnership.

      1.15   Governmental   Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

      1.16 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological, infectious or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates, provided that the term "Hazardous Material" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

      1.17 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release or threatened Release of Hazardous Material, in each case in violation of Environmental Law, or the abatement, removal, remediation, handling or corrective or response action to any Hazardous Material Activity.

      1.18 Improvements means all buildings, structures and other improvements situated on the Real Property.

      1.19 Inspection Period means the period of time which expires at midnight on the day preceding the Closing Date.

      1.20 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

      1.21 Limited Partnership means Hyde Park Partners, L.P., an Ohio limited partnership, as organized pursuant to the Limited Partnership Agreement upon Closing.


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      1.22  Limited  Partnership   Agreement  means  the  Amended  and  Restated
Agreement of Limited Partnership of Hyde Park Partners, L.P., an Ohio limited partnership, formerly Hyde Park Partners, an Ohio general partnership, a copy of which is attached hereto as Exhibit .

      1.23 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of and lawfully transferable by Hyde Park with respect to the Property, Improvements and any proposed improvements to the Property, except that, as to financial and other records, Materials shall include only photostatic copies.

      1.24 Partnership Agreement means the Partnership Agreement of Hyde Park Partners, an Ohio general partnership, dated as of March 3, 1992, as amended by First Amendment dated as of December 23, 1994. The term "Partnership Agreement" shall not include any amendment of the Partnership Agreement executed at or after Closing or the Limited Partnership Agreement.

      1.25 Partnership Interests mean (i) all of the right, title and interest of Community in Hyde Park, such interest being a sixty-five percent (65%) Percentage Interest, as defined in the Partnership Agreement, and (ii) all of Midland's Percentage Interest in Hyde Park, as defined in the Partnership Agreement.

      1.26 Permitted Exceptions, when referring to the Property, means only the following interests, liens and encumbrances:

            (a)    Liens for ad valorem taxes not payable on or before Closing;

            (b) Mortgage dated December 29, 1994, from Hyde Park to Principal Mutual Life Insurance Company, securing two notes dated December 29, 1994, one in the face amount of $20,445,500, and the other in the face amount of $4,304,500 (the "Principal Mortgage"), the outstanding principal balance thereof being $24,750,000;

            (c)    Rights of tenants under Leases;

            (d) All matters listed on Schedule B - Section II of the First American Title Insurance Company Commitment for Title Insurance, which bears an effective date of April 28, 1997 (Commitment No. 63-3421), except for items 1, 2, 3, 4, 5, 6 and 7;

            (e)    Other matters determined by Buyer to be acceptable.

When referring to the Partnership Interests, Permitted Exceptions shall mean only those matters which are determined by Buyer during the Inspection Period to be acceptable.


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      1.27  Personal  Property  means  all  (a)  sprinkler,  plumbing,  heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers,
engines,  motors,  dynamos,   radiators,  pipes,  wiring  and  other  apparatus,
equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Hyde Park prior to the Closing.

      1.28 Principal means Principal Mutual Life Insurance Company, an Iowa Corporation.

      1.29 Property means collectively the Real Property, the Improvements and the Personal Property.

      1.30 Purchase Price means the consideration agreed to be paid by Buyer to Community and Midland, as the case may be, for the purchase and exchange of their respective Partnership Interests, as set forth in Section , which total in the aggregate $16,538,726, after certain credits and charges are made in accordance with the Closing Statement.

      1.31 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

      1.32 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date, in violation of Environmental Law or which is likely to lead to an Environmental Claim.

      1.33 Rent Roll means the schedule setting forth information with respect to the Leases attached hereto as Exhibit , including the space leased by each tenant, the term (including extension options), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

      1.34 Hyde Park means both Community and Midland, acting in their individual capacities as to their respective Partnership Interests.

      1.35 Seller Financial Statements means the audited balance sheets and statements of income, cash flows and changes in financial positions of Hyde Park as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow of Hyde Park and the Property, audited where audits have been made and in any event consistent with the accounting principles utilized by Hyde Park

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in its regular annual  financial  reporting,  for any period beginning after the latest of such calendar years, and ending prior to Closing.

      1.36 Shopping Center means Hyde Park Plaza in its entirety, as identified on the initial page hereof.

      1.37 Survey means a map of a stake survey of the Property and Improvements which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty
(30) days prior to the Closing, and which is certified to Buyer, Hyde Park, the Title Insurance company providing Title Insurance to Buyer, and to Principal, and dated as of the date the Survey was made.

      1.38 Tenant Estoppel Letter means a letter or other certificate from a tenant of the Shopping Center, addressed to Buyer and Hyde Park, certifying as to certain matters regarding such tenant's Lease, in substantially the same form as that attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is consistent with the Rent Roll and otherwise reasonably acceptable to Buyer.

      1.39 Title Defect means (i) as to the Property, any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception; and (ii) as to the Partnership Interests, any lien, encumbrance, tax or assessment thereon or interest or estate therein other than that of Community or Midland, as to their respective Partnership Interests.

      1.40 Title Insurance means an ALTA Form B Owners Policy of Title Insurance in the amount of $42,000,000, insuring marketable title to the Property in Hyde Park, in fee simple, as of the Closing Date, subject only to the Permitted Exceptions, issued by First American Title Insurance Company.

      1.41 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

                        2.  PURCHASE PRICE AND PAYMENT

      2.1   Purchase Price; Payment.

     (a) Purchase Price and Terms. The Purchase Price for the Partnership Interest of Community to be acquired by Buyer is $15,597,978, payable in cash at Closing. The Purchase Price for the portion of the Partnership Interest of Midland to be acquired by Buyer is $763,889. The number of general and limited partnership units of Midland in
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the Limited  Partnership  to be issued to Midland in exchange for its  remaining general Partnership Interest in the General Partnership will be computed by dividing $176,859 by the average closing price of the common stock of Regency Realty Corporation, a Florida corporation ("Regency"), over the twenty trading days immediately preceding Closing on the New York Stock Exchange (or the exchange or quotation system on which the common stock of Regency is then listed for trading).

            (b) Pre-Closing Allocations, Distributions and Contributions. Community and Midland shall cause to be prorated on a daily basis, as of the actual Allocation Date, all cash receipts and expenditures of Hyde Park, interest on the Principal Mortgage, ad valorem real and personal property taxes and other items of income and expense which would customarily be prorated were this a conveyance of the Property, as of midnight on the Allocation Date. Any surplus of receipts over expenses (including taxes for the current year not yet paid, prorated on a daily basis) for the period ending on the Allocation Date shall be distributed to Community and Midland, and any deficiency in same, shall be contributed to Hyde Park by Community and Midland, as provided in the Partnership Agreement, on the Closing Date. Any errors in these apportionments discovered by any party to this Agreement after Closing or if Closing is postponed to a later date than May 30, 1997, the apportionments computed as of an Allocation Date of May 29, 1997, will be corrected and reapportioned by cash adjustments to be made by the parties promptly following Closing or after such discovery, as the case may be.

      The adjustment/credit to Buyer for pro-rated second half 1996 real estate taxes due in July, 1997, will be $307,799.70 less $162,469 payable in respect of such taxes by Kroger ($45,591), Barnes & Noble ($20,623), Best Fabric ($17,852), Michael's ($32,811), Walgreens ($26,286), U.S. Post Office ($4,986), Provident Bank ($10,342), and Radio Shack ($3,978). Buyer will bill these tenants and all other tenants for reimbursement of these taxes and/or tax increases and further adjust with Community and Midland based on actual collections as provided herein within 180 days after Closing.

      The adjustment/credit for prorated first half 1997 real estate taxes due in 1998 will be $232,897 less $110,089 credit to Community and Midland. The credit to Community and Midland for first half 1997 real estate taxes takes into account the fact that 23% of these taxes are not recoverable from tenants and applies a 5% collection allowance and a 10% discount rate. Such adjustment/credit shall be adjusted by a net $824 per day from an anticipated Allocation Date of May 29, 1997, to the actual Allocation Date, promptly after Closing. Buyer will bill tenants for these first half 1997 taxes and any tax increases and will further adjust with Community and Midland to the actual Allocation Date based on actual taxes and collections after receipt of the 1997 tax bills in January, 1998, and on the same basis (i.e., recoverability, collection allowances and discount rate to the extent applicable), one year after closing.

      Midland will have the right to rebill tenants and to contact tenants to request payment of 1996 taxes actually paid rather than the estimate used in November, 1996

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billings,  and to negotiate payment plans with respect to such unreimbursed 1996 taxes but will not have the right to evict tenants, commence litigation against tenants or jeopardize Buyer's landlord/tenant relationships with such tenants. Buyer agrees to use reasonable efforts to collect such unreimbursed taxes (short of litigation) and cooperate with Midland and permit Midland to inspect and/or copy its billing and collection records with respect to such taxes. Such deficiencies will not be included in Buyer's accounts receivable records nor monitored by Buyer.

            (c) Post-Closing Receipts and Expenses for Prior Periods.  Community
and Midland shall reimburse the Limited Partnership for expenses of the Property which are discovered after Closing, but which are properly allocable to periods ending on or prior to the Allocation Date. The Limited Partnership shall pay to Community and Midland any rents, percentage rents or tenant reimbursements (including without limitation reimbursements for 1996 and 1997 taxes to the extent not included in the tenant reimbursements previously received by Seller or retained by Seller at Closing), payable after the Allocation Date but which are properly allocable to periods on or prior to the Allocation Date, as stipulated in the agreement attached hereto as Exhibit , as post- Closing contributions and/or distributions under the pre-Closing Partnership Agreement, within thirty (30) days after receipt by the Limited Partnership. The Limited Partnership shall have no obligation to collect delinquencies, but should it collect any delinquent rents or other sums which cover periods prior to the Allocation Date and to which Community and/or Midland shall be entitled but for which they shall have received no distribution or other credit, the Limited Partnership shall remit same to Community and Midland in accordance with the aforesaid agreed upon stipulation within thirty (30) days after receipt, less any costs of collection. The Limited Partnership shall retain any rents, percentage rents or tenant reimbursements received after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods.

       (d) Partnership Agreements of Hyde Park and of Acquiring Partnership. At Closing, Buyer and Midland shall execute the Limited Partnership Agreement.

            (e) Compliance with Principal Mortgage. Subject to all other terms and conditions hereof, the parties agree to structure this transaction in such fashion as will cause it to qualify for the consent of Principal to the transaction under subsection (B) of the first full paragraph on page 7 of the Principal Mortgage, which subsection (B) is a subsection of Section 1.1(l) of the Principal Mortgage (the "Principal Consent"). Buyer shall provide the guaranty contemplated by said subparagraph (B), in the form attached hereto as Exhibit . Hyde Park shall keep the Principal Mortgage in good standing, without default, during the pendency of this Agreement, provided that Hyde Park's obligations under this Section (e) shall be limited to its interest in and cash flow from the Shopping Center.


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      2.2  Earnest  Money  Deposit.  An Earnest  Money  Deposit in the amount of
$100,000 shall be delivered to Escrow Agent within three (3) business days after full execution of this Agreement by the parties. The Escrow Agent shall invest the Earnest Money Deposit in an interest bearing account at First Union National Bank of Florida. This Agreement may be terminated by either Community or Midland if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit shall be apportioned sixty-five percent (65%) to Community and thirty-five percent (35%) to Midland, and any distribution of the Earnest Money Deposit shall be so apportioned. The Earnest Money Deposit shall be returned to Buyer at Closing.

      2.3   Closing Disbursements.

            (a) The Purchase Price has been computed by including certain charges and credits which will be reflected in the Closing Statement. As reflected by the Closing Statement, Seller has credited to Buyer (whereupon the Buyer will disburse) the following:

                   (1)  July installment of 1996 ad valorem taxes;

                   (2)  Premium for environmental indemnity policy;

                   (3)  Funding of security deposit account;

                   (4)  Transaction fee due Principal;

                   (5)  Disposition fee due Midland Development Group, Inc.;

                   (6)  1997 taxes;

            (b) Community and Midland, in proportion to their respective interests in Hyde Park as of the date hereof (that is, 65% and 35%, respectively), shall continue to be responsible for and shall disburse directly:

                (1) Documentary stamp and other transfer taxes imposed upon the transactions contemplated hereby, if any; and

                   (2) Costs, if any, of curing those title defects Hyde Park determines to cure, and recording any curative title documents.

            (c) Community and Midland shall pay separately the costs and fees of their respective counsel.

            (d) In addition to those matters for which it is responsible under Section above, Buyer shall be responsible for:


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                   (1)  Cost of Buyer's due diligence inspection;

                   (2) Cost of a Phase 1 environmental site assessment to be obtained by Buyer;

                   (3)  Cost of Title Insurance;

                   (4)  Cost of a Survey of the Property;

                   (5) A brokerage commission to Coldwell Banker in the amount of $262,500;

                   (6)  Cost of filing the Limited Partnership Agreement;

                   (7)  Cost of organizing the Limited Partnership; and

                   (8)  Buyer's attorneys' fees.

                       3.  INSPECTION PERIOD AND CLOSING

      3.1   Inspection Period.

            (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their Leases, and to otherwise conduct its due diligence review of the Property, the Partnership Interests, and all books, records and accounts of Hyde Park and each of Community and Midland related thereto. Buyer hereby agrees to indemnify and hold Hyde Park harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Hyde Park given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Hyde Park hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein.

            (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and to all records of Hyde Park related thereto or to the Shopping Center, including without limitation all Leases, Seller Financial Statements and books and records of Hyde Park, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking (with the consent of Hyde Park) soil borings, conducting Hazardous Materials inspections in order

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to obtain the assessments contemplated by Section below, reviewing the books and records of Hyde Park and otherwise conducting its due diligence review of the Property. Buyer and its representatives shall provide to Hyde Park certificates of insurance evidencing coverage of the activities to be conducted by Buyer hereunder, prior to entry upon the Property. Hyde Park shall cooperate with and assist Buyer in making such inspections and reviews. Hyde Park shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Hyde Park if such contract would be binding upon Hyde Park should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

            (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

      3.2 Hazardous Material. Buyer may order environmental assessments of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Hyde Park promptly upon its completion, provided that Buyer will not take any soil borings or conduct any "Phase II" assessment of the Property without Hyde Park's prior consent. If any assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, which is in violation of Environmental Law or which is likely to lead to an Environmental Claim, Buyer may notify Hyde Park in writing, within the Inspection Period, that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer the Earnest Money Deposit.

      3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place on the Closing Date pursuant to escrow arrangements reasonably satisfactory to Buyer and Hyde Park. The Closing Date may be postponed by either party if necessary to qualify the transaction for the Principal Consent under subsection (B) of the first full paragraph on page 7 of the Principal Mortgage, but not later than thirty (30) days following the end of the Inspection Period. The parties shall cooperate with each other so as to expedite the granting of the Principal Consent.

          4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF HYDE PARK

      A. Midland, as the managing partner of Hyde Park, and individually, warrants and represents as follows as of the date of this Agreement and as of the Closing, and where indicated covenants and agrees as follows:

      i.    Warranties, Representations Made as Managing Partner of Hyde Park:

      4.1 Organization; Authority. Hyde Park is duly organized as a general partnership and is validly existing and in good standing under the laws of the state of Ohio. Hyde Park is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding at Closing under any state or federal law.

   4.2 Partnership Agreement. The Partnership Agreement has not been amended or modified in any respect.

      4.3   Title.  Hyde Park is the owner of the Property.

      4.4 Sale Agreements. Hyde Park has not entered into nor does Midland have any knowledge of any outstanding agreement(s) of sale, option(s), or other right(s) granted to third parties to acquire the Property.

      4.5 Litigation. There is no litigation or proceeding pending, or to the best of Midland's knowledge, threatened against Hyde Park or the Property, except for (a) claims adequately covered by insurance, which claims will be enumerated and disclosed to Buyer promptly upon execution hereof, (b) litigation with tenants as shown on the Rent Roll, and (c) those matters set forth on Exhibit attached hereto.

      4.6 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications which may be entered into between the date of this Agreement and the Closing Date with the consent of Buyer after notice and copies thereof being furnished to Buyer, together with evidence of creditworthiness and business experience. The consent of Buyer shall be given or withheld within five (5) days after receipt of the foregoing. Buyer's failure to respond shall be deemed the withholding of Buyer's Consent. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, true, correct and complete copies thereof. Between the date hereof and the Closing Date, Midland will not permit Hyde Park to terminate or modify existing Leases or enter into any new Leases without the consent of Buyer, as provided above. All of the Property's tenant leases are in good standing and no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits, except as disclosed in the Rent Roll. No tenant under any Lease has or will be promised any inducement, concession or consideration by Hyde Park or by any person acting on behalf of Hyde Park (to the knowledge of Midland), other than as expressly stated in such Lease, and except as stated in such Lease, there are and will be no side agreements between Hyde Park and any tenant. Limited Partnership shall be responsible for the remaining finish work for Bath & Body

Works up to $32,000. Any excess costs above $32,000 shall be reimbursed by Seller upon demand of Limited Partnership.

      4.7 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Hyde Park and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Midland covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to Hyde Park's pre-Closing books and records in order that they may verify the financial statements prior to Closing. Midland shall furnish to Buyer printed copies of the Seller Financial Statements certified by Midland to Buyer as accurate, and electronic disk counterparts thereof, covering calendar years 1995 and 1996, and if deemed necessary by Buyer, Midland agrees to execute and deliver to Buyer on behalf of Hyde Park the Audit Representation Letter covering January 1, 1997, through the Closing Date, should Buyer's accountants elect to audit the records of the Shopping Center for such period.

      4.8  Contracts.  Except  for  Leases  and  Permitted  Exceptions,  and the
Contracts listed in Exhibit 1.8 attached hereto, there are no employment, management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, or binding upon Hyde Park. Hyde Park has no employee benefit or deferred compensation plan presently in effect or contemplated, or for which it has any unfunded or contingent obligations. All Contracts are in full force and effect in accordance with their respective terms, and all obligations of Hyde Park under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted in writing any claim of default or offset against Hyde Park with respect thereto; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Midland will cause Hyde Park to fulfill all of its obligations under all Contracts, and not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer except such obligations as are freely terminable without penalty by Hyde Park upon not more than thirty (30) days' written notice.

      4.9 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Midland will cause Hyde Park to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Midland will cause Hyde Park to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof.

Casualty and liability insurance on the Property shall continue to be maintained as it is presently being maintained. Midland and Community at their expense will cause repairs to be made to the Thriftway Store roof, either by Thriftway or by Midland and/or Community, sufficient to put the roof warranty in effect or reinstate it. Midland and Community also agree at their cost and expense (i) to do the work necessary to put the roofs (including, without limitation, the canopy roofs) on the Improvements into warrantable condition or to cause such work to be done by others (Thriftway, the original roof contractors, etc.) and
(ii) if the contractor and/or manufacturer, as applicable, agrees to do so, to transfer existing roof warranties to the Limited Partnership. As to the canopy roofs, although Midland and Community will do the work required to put the canopy roofs in warrantable condition as set forth above, they do not guarantee that the contractor and/or manufacturer, as applicable, will issue a guaranty of the canopy roofs to either Hyde Park or the Limited Partnership, although they will request that they do so. These obligations with respect to the roofs on the Improvements will survive closing.

      4.10 Principal Mortgage. The outstanding principal balance under the Principal Mortgage is $24,750,000, and no default exists thereunder. Interest has been paid through April 30, 1997. Midland shall cause Hyde Park to keep the Principal Mortgage current and in good standing throughout the pendency of this Agreement and shall use commercially reasonable efforts obtain the consent of Principal to the transaction contemplated hereby prior to the Closing Date.

      4.11 Permits and Zoning. There are no material permits and licenses (collectively referred to as "Permits") required to be issued to Hyde Park or to any managing agent of the Shopping Center by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued.

      4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all material respects. Midland agrees to use commercially reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall otherwise be reasonably acceptable to Buyer in all respects.

      4.13 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is currently subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor has Midland received written notice of any pending condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Midland has no knowledge that any such proceeding is contemplated.

      4.14 Governmental Matters. Midland has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. All taxes imposed on rents and other receipts of the Property which are payable by Hyde Park or for which Hyde Park has liability as a withholding agent or in a similar capacity, if any, for periods occurring prior to the Allocation Date have been paid or will be remitted by Midland or the managing agent of the Shopping Center directly to the appropriate state department of revenue.

      4.15 Repairs. Midland has received no notice from any governmental body or insurance rating bureau requiring or recommending any repairs or work to be done on the Property which have not already been completed.

      4.16  Environmental Matters.

            (a) Midland represents and warrants as of the date hereof and as of the Closing that except for matters disclosed in the Materials:

                   (1) Neither Hyde Park nor any other person has caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any quantity reasonably likely to violate an Environmental Law or give rise to an Environmental Claim; and

                   (2) The Property does not now contain and to the best of Midland's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) drycleaning plant or other facility using drycleaning solvents; or
(e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law.

            (b) Midland shall provide to Buyer at Closing a policy of environmental indemnity insurance (the "Environmental Policy") issued by an insurer acceptable to Buyer, providing coverages, amounts and a policy term as set forth in Exhibit .

            (c) Neither Hyde Park nor Community shall have any liability for the representations and warranties of Midland given under this Section 4(A)(i) provided that if the Limited Partnership makes a claim under the Environmental Policy within three (3) years after the Closing Date, Community and Midland shall reimburse the Limited Partnership for the deductible amount under the Environmental Policy. Community shall pay the first $25,000 of the premium under the Environmental Policy. The balance of the premium shall be paid 65% by Community and 35% by Midland. Distributions and Guaranteed Payments payable to Midland under the Limited Partnership Agreement may be offset by any sum payable to the Limited Partnership hereunder which obligation shall survive Closing.

      ii. Warranties, Representations and Covenants of Midland, Individually. Midland hereby represents, warrants and where indicates covenants, as follows:

      4.17 Organization; Authority. Midland is a limited partnership duly organized, validly existing and in good standing under laws of Missouri and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Midland have been duly authorized to do so.

      4.18 Authorization; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by the partners of Midland. This Agreement has been duly and validly executed and delivered by Midland and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Midland enforceable against it in accordance with its terms.

      4.19 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Midland nor the consummation by Midland of the transactions contemplated hereby will (a) require Midland to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Midland; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Midland or Hyde Park is a party, or by which Hyde Park, the Property or any of Hyde Park's material assets may be bound (including without limitation the Principal Mortgage, subject to receipt of the Principal Consent); or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Midland, the Property or any of Midland's material assets.

      4.20 Commissions. Midland has not dealt with or has any knowledge of any broker or other party who has or may have any claim against Buyer, Community, Midland or Hyde Park for a brokerage commission or finder's fee or like payment arising out of or in connection with the transactions provided herein except Coldwell Banker, whose commission shall be paid as provided in Section hereof. Midland agrees to indemnify other parties from any other such claim arising by, through or under Midland.

      4.21 Midland's Partnership Interest. Midland is the owner of its Partnership Interest free and clear of any other interest, lien or encumbrance. Midland's Partnership Interest is not subject to any outstanding agreement(s) of sale, option(s) or other rights of third parties to acquire any interest therein (except for certain rights granted to Community in the Partnership Agreement, which rights are waived by Community in Section 4(C) below).

     B. Warranties, Representations and Covenants of Community, Individually. Community shall have no liability for any breach of the warranties, representations and covenants set forth in Sections through , except for the obligations set forth in Section 4.16(c). Community hereby represents, warrants and where indicates covenants, as follows:

 4.22 Organization; Authority. Community is a limited partnership duly organized, validly existing and in good standing under laws of Delaware and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Community have been duly authorized to do so.

      4.23 Authorization; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by the partners of Community. This Agreement has been duly and validly executed and delivered by Community and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Community enforceable against it in accordance with its terms.

      4.24 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Community nor the consummation by Community of the transactions contemplated hereby will (a) require Community to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Community; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Community is a party, or by which Community's material assets may be bound, subject to receipt of the Principal Consent; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Community, the Property or any of Community's material assets.

      4.25 Commissions. Community has not dealt with or has any knowledge of any broker or other party who has or may have any claim against Buyer, Community, Midland or Hyde Park for a brokerage commission or finder's fee or like payment arising out of or in connection with the transactions provided herein except Coldwell Banker, whose commission shall be paid as provided in Section hereof. Community agrees to indemnify other parties from any other such claim arising by, through or under Community.

      4.26 Community's Partnership Interest. Community is the owner of its Partnership Interest free and clear of any other interest, lien or encumbrance. Community's Partnership Interest is not subject to any outstanding agreement(s) of sale, option(s) or other rights of third parties to acquire any interest therein (except for certain rights granted to Midland in the Partnership Agreement, which rights are waived in Section 4(C) below).

      C. Consents and Waivers. Each of Midland and Community hereby consents to the transactions provided for in this Agreement and waives any right of first refusal or other preemptive right it may have with respect thereto. These consents and waivers shall not apply to any transaction not involving the Shopping Center and the Partnership Interests of both Community and Midland.

            5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

      Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

      5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so. Buyer is now and at Closing will be a wholly owned subsidiary of Regency Realty Corporation, a Florida corporation, whose common shares are traded on the New York Stock Exchange ("Regency").

      5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by all required corporate action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Hyde Park) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

      5.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (a) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Buyer; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer, the Property or any of Buyer's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer, the Property or any of Buyer's material assets.

      5.4 Commissions. Buyer has not dealt with and has no knowledge of any broker or other party who has or may have any claim against Buyer, Community, Midland or Hyde Park for a brokerage commission or finder's fee or like payment arising out of or in connection with the transactions provided herein except Coldwell Banker, whose commission shall be paid as provided in Section . Buyer agrees to indemnify Community, Midland and Hyde Park from any other such claim arising by, through or under Buyer.

                               6.  RISK OF LOSS

      All risk of loss to the Property shall remain upon Hyde Park until the conclusion of the Closing. If, before Closing any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Hyde Park shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

            (a) terminate this Agreement upon notice to Hyde Park given within ten (10) business days after such notice from Hyde Park, in which case Buyer shall receive a return of its Earnest Money Deposit; or

            (b) proceed with the purchase, in which event the Limited Partnership shall continue to be entitled to all amounts due or collected under the insurance policies or as condemnation awards, and such shall be retained by the Limited Partnership after Closing. In such event, the insurance deductibles, if any, shall be treated as a pre-Closing contribution to be made to Hyde Park, allocated between Community and Midland as contemplated by above.

                               7.  TITLE MATTERS

      7.1   Title.

            (a) Title Insurance and Survey. Promptly after execution hereof, Buyer shall order a Title Insurance Commitment from First American Title Insurance Company and a Survey from a reputable surveyor familiar with the Property (Hyde Park agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer shall deliver copies of the Commitment and the Survey to Hyde Park promptly after receipt thereof. Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Hyde Park in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment or the Survey which is not timely specified in Buyer's written notice to Hyde Park of Title Defects shall be deemed a Permitted Exception. Hyde Park shall notify Buyer in writing within five (5) days of Buyer's notice if Hyde Park intends to cure any Title Defect or other objection. If Hyde Park elects to cure, Hyde Park shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Hyde Park elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Partnership

Interests, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the transactions contemplated hereby without any adjustment of the Purchase Price on account of such Title Defects.

            (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Hyde Park, Hyde Park shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Hyde Park. Buyer and Hyde Park further agree to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no inchoate or unperfected liens on the Property or parties in possession of the Property other than tenants under Leases and Hyde Park.

                           8.  CONDITIONS PRECEDENT

      8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

            (a) Hyde Park's warranties and representations under this Agreement and those of Community and Midland shall be true and correct in all material respects as of the Closing Date, and Hyde Park shall not be in default hereunder.

            (b) All obligations of Hyde Park contained in this Agreement, shall have been fully performed in all material respects and Hyde Park shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

            (c) There shall have been no material adverse change in the Property, its operations or future prospects or the Leases. Kroger, Thriftway, Walgreen, Michael's, Barnes & Noble, The Gap, Famous Footware, Just for Feet, Best Fabric, Ryan's Hallmark, Tuesday Morning, Martin's Town and Country, Complete PetMart, Amazing Toy, Blockbuster Video, PNC Bank, Starbucks Coffee, Lechters, Moto Photo, Bruegger's Bagels, Radio Shack, PKA's, H&R Block, U.S. Post Office, Goodyear, Play It Again Sports, Added Dimensions, Little Caesar's, Kinko's, Futon Factory, Cooker Bar & Grill, McDonald's and Provident Bank, and no less than eighty percent (80%) of the other tenants in the Property shall be open for business at the Shopping Center and paying rent on a current basis.

            (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued by First American Title Insurance Company or other national title insurance company reasonably acceptable to Buyer, and "marked down" through Closing, insuring the Limited Partnership, subject only to Permitted Exceptions.

            (e) The physical and environmental condition of the Property shall not have changed in any material respect from the date of this Agreement, ordinary wear and tear excepted.

            (f) Midland shall have executed the Limited Partnership Agreement and the Buy-Sell Agreement, governing post-Closing affairs of the Limited Partnership.

            (g) There shall have been delivered to Buyer the following in form reasonably satisfactory to Buyer:

                (1) Assignment and assumption agreements, duly executed and acknowledged, so as to convey to Buyer the Partnership Interest of Community in the form attached hereto as Exhibit ;

                (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Hyde Park;

                (3)  The Survey;

                (4) A current rent roll for all Leases in effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                (5) All Tenant Estoppel Letters obtained by Hyde Park, which must include Kroger, Thriftway, Walgreen, Michael's, Barnes & Noble, The Gap, Famous Footware, Just for Feet, Best Fabric, Ryan's Hallmark, Tuesday Morning, Martin's Town and Country, Complete PetMart, Amazing Toy, Blockbuster Video, PNC Bank, Starbucks Coffee, Lechters, Moto Photo, Bruegger's Bagels, Radio Shack, PKA's, H&R Block, U.S. Post Office, Goodyear, Play It Again Sports, Added Dimensions, Little Caesar's, Kinko's, Futon Factory, Cooker Bar & Grill, McDonald's and Provident Bank, and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer or described in Section and distributed to the tenants by Hyde Park, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects provided that no Tenant Estoppel Letter shall be required from Hit or Miss;

                (6) The Principal Consent, and an estoppel letter from Principal to Buyer and Hyde Park confirming that the principal balance of the Principal Mortgage is $24,750,000, and further confirming the non-default status and good standing of the Principal Mortgage.

                (7) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates;

                (8) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Hyde Park's custody or control;

                (9) Evidence of Community and Midland authorization of the transactions described herein;

            (10) All keys and other means of access to the Improvements in the possession of Hyde Park or its agents;

               (11)  Materials; and

               (12) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

            In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in
Article 9.

      8.2 Conditions Precedent to Hyde Park's Obligations. The obligations of Hyde Park under this Agreement are subject to satisfaction or waiver by Hyde Park of each of the following conditions or requirements on or before the Closing date:

            (a) Buyer's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

            (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

            (c) Buyer shall have delivered to Hyde Park at or prior to the Closing the following, which shall be reasonably satisfactory to Hyde Park:

                (1) The Purchase Price to Community, in accordance with Section at Closing;

                  (2) Such other documents as Hyde Park may reasonably request to effect the transactions contemplated by this Agreement.

            (d) The Buyer shall have executed the Limited Partnership Agreement and shall have caused the Limited Partnership to execute the Buy-Sell Agreement.

            (e)  Buyer  shall  have  executed  the  guaranty   contemplated   by
subparagraph (B) on page 7 of the Principal Mortgage in the form attached hereto as Exhibit .

          (f) Buyer shall have executed the assumption contemplated by (i)(1) above.

            In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Hyde Park elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Hyde Park by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in
Article 9.

      8.3 Commercially Reasonable Efforts. Each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In the event that the Principal Consent has not been received, despite Hyde Park's commercially reasonable efforts to secure it (which shall not include an obligation of Hyde Park to make any payments or provide any consideration not required in connection with the granting of the Principal Consent by the Principal Mortgage), Hyde Park may terminate this Agreement, in which case the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent, and Hyde Park shall pay to Buyer the lesser of (i) $50,000 or (ii) an amount equal to the costs and expenses incurred by Buyer in performing its due diligence hereunder, including without limitation the fees and expenses of Buyer's counsel, the surveyor and other professionals.

                       9.  PRE-CLOSING BREACH; REMEDIES

      9.1 Breach by Hyde Park. In the event of a breach of Hyde Park's covenants or warranties herein and failure by Hyde Park to cure such breach within the time provided for Closing, Buyer's sole remedy shall, at Buyer's election, be
(i) to terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) to enforce this Agreement by suit for specific performance; or (iii) to waive such breach and close the purchase contemplated hereby, notwithstanding such breach and without any adjustment of the Purchase Price by reason of such breach.

      9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Hyde Park's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Hyde Park of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

                              10.  MISCELLANEOUS

      10.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

      10.2 Entire Agreement; Counterparts. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Hyde Park. This Agreement may be executed in counterparts and when so executed shall be fully binding upon and enforceable against Buyer, Community and Midland in accordance with its terms.

      10.3 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

            As to Hyde Park:  The O'Connor Group
              Community       Attention: Richard Lee Taylor
                              40 West 57th Street, 22nd Floor
                              New York, New York  10019
                              Facsimile: (212) 582-2857

            With a copy to:   Cravath Swaine & Moore
                              Attention: John Gerhard, Esq.
                              825 Eighth Avenue
                              New York, New York  10019
                              Facsimile: (212) 474-3700

              Midland   Midland Development Group, Inc.
                              Attention: Ned Brickman
                              250 East Wisconsin, 18th Floor
                              Milwaukee, Wisconsin  53202
                              Facsimile: (414) 347-7877

            With a copy to:   The Stolar Partnership
                              Attention: Christopher M. Blanton, Esq.
                              The Lammert Building
                              911 Washington Avenue
                              St. Louis, Missouri  63101
                              Facsimile: (314) 436-8400

            As to Buyer:      Regency Retail Centers of Ohio, Inc.
                              Attention:  Robert L. Miller
                              Suite 200, 121 W. Forsyth St.
                              Jacksonville, Florida 32202
                              Facsimile: (904) 634-3428

            With a copy to:   Rogers, Towers, Bailey, Jones & Gay, P.A.
                              Attention:  William E. Scheu, Esq.
                              1301 Riverplace Boulevard, Suite 1501
                              Jacksonville, Florida 32207
                              Facsimile: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

      10.4 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

      10.5 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10.6 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

      10.7  Time of Essence.  Time is of the essence of this Agreement.

      10.8 Governing Law. This Agreement shall be governed by the laws of Ohio and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Cincinnati, Ohio. Each party waives its right to jurisdiction or venue in any other location.

      10.9 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Neither this Agreement nor the rights of any party under this Agreement may be assigned without the consent of the other parties to this Agreement. Nothing in this Agreement is intended to place any limitation or restriction whatsoever on shares or interests in Regency and Buyer may assign this Agreement to (i) any wholly-owned subsidiary of Regency or (ii) any partnership in which Regency or a wholly-owned subsidiary of Regency is the sole general partner.

      10.10 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

      10.11 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     10.12 Further Instruments, Etc. Hyde Park and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

      10.13 Survival. The representations, warranties and obligations of Hyde Park, and of each entity comprising Hyde Park, and those of Buyer, shall survive the Closing for a period of one (1) year, except that a written claim made during such one (1) year shall survive until final resolution of the claim, and except for a claim or offset made by Buyer or its affiliate under Section 4.16(c) (which shall survive the Closing for a period of three (3) years, or under Sections or 4.26 hereof, which shall survive indefinitely.

      10.14 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:

                                    REGENCY RETAIL CENTERS OF OHIO,
____________________________        INC., an Ohio corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                    By:____________________________
____________________________           Its:________________________
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]  Date: ______________________, 1997
Name (Please Print)
                                    Tax Identification No. 59-3210155

                                          "BUYER"


                                    THE COMMUNITY CENTER FUND III L.P.,
                                    a Delaware limited partnership

                                     By Its General Partner:

____________________________           CRA Corp.
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                       By:_____________________________
____________________________              Its:_________________________
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                 Date:  ___________________, 1997

                                    Tax Identification No:____________________

                                   "COMMUNITY"

                                    MIDLAND HYDE PARK PARTNERS, L.P.,
                                    a Missouri limited partnership

                                    By Its General Partner:

____________________________           Hyde Park Equities, Inc.
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                       By:___________________________
____________________________              Its:_______________________
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                  Date:  __________________, 1997

                                     Tax Identification No:__________

                                    "MIDLAND"

                            JOINDER OF ESCROW AGENT


      1. Duties. Escrow Agent joins herein for the purpose of acknowledging and agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit and other sums delivered to it hereunder in trust, in an interest bearing account at a national bank having offices in Jacksonville, Duval County, Florida, to be disposed of in accordance with the provisions of this joinder and Section of the foregoing Agreement.

      2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Hyde Park (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

      3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Hyde Park agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Hyde Park is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Hyde Park has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections and of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Hyde Park and neither Buyer nor Hyde Park shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Hyde Park to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

     4. Tax Identification. Hyde Park and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                         FIRST AMERICAN TITLE INSURANCE
                                    COMPANY


                                    By:
                              Its Authorized Agent

                             Date: May ______, 1997

                                 "ESCROW AGENT"

                                   EXHIBIT

                          Audit Representation Letter


                          --------------------------
                         (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

      We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

      1. We have made available to you all financial records and related data for the period under audit.

      2.    There have been no undisclosed:

       a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

            b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain Expenses.

            c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

      3.    There are no undisclosed:

     a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No. 5).

          b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

            c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

            d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

            e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

      4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

      Further, we acknowledge that we are responsible for the fair presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

      This letter relates only to the Statement of Revenue and Certain Expenses described above.

                                    Very truly yours,

                                    MIDLAND HYDE PARK PARTNERS, L.P.,
                                    a Missouri limited partnership

                                     By Its General Partner:

____________________________              Hyde Park Equities, Inc.
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                          By:__________________________
____________________________                    Its:___________________
[ - - - - - - - - - - - - - - - ]
Name (Please Print)

                                   EXHIBIT

                              Buy-Sell Agreement

                                  EXHIBIT 1.8

                       Service Contracts and Agreements

                                   EXHIBIT

             Amended and Restated Agreement of Limited Partnership of Hyde Park Partners, L.P., an Ohio limited partnership, formerly Hyde Park Partners, an Ohio general partnership

                                   EXHIBIT

                      Legal Description of Real Property

                                   EXHIBIT

                                   Rent Roll

                                   EXHIBIT

                            Form of Estoppel Letter

                          _____________________, 199_


      RE:   ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

      The undersigned (Tenant) has been advised that Regency Centers, Inc., or an affiliate, may acquire an interest in Hyde Park Partners, the owner of the above Shopping Center, and we hereby confirm to you that:

     1. The undersigned is the Tenant of Hyde Park Partners, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address: _____________________
_____________________________________________],   and  containing  approximately
_____________    square   feet,   under   the   terms   of   the   lease   dated
______________________,   which  has  (not)  been  amended  by  amendment  dated
________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

      2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________
            (____) years each.

      3.    As of ____________________, monthly minimum rental is $____________
            a month.

      4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

      5. Tenant has given [no security deposit] [a security deposit of $--------------].

      6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

      7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

      8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

      9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

      10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

     11.  Tenant has not  generated,  used,  stored,  spilled,  disposed  of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.


                                    Very truly yours,
                                    -------------------------------------------
                                    ____________________________________(Tenant)

Mailing Address:
____________________________        By:________________________________________
                                          Its:_________________________________
----------------------------

                                   EXHIBIT

                             Agreement Concerning
                      Post-Closing Receipts and Expenses

                                   EXHIBIT

                               Form of Guaranty

                                   EXHIBIT

                              Litigation Matters

                                   EXHIBIT

                   Environmental Indemnity Insurance Policy

                                   EXHIBIT

                     Assignment and Assumption Agreements
           Conveying to Buyer the Partnership Interest of Community